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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

FULGENT GENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37894	81-2621304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4978 Santa Anita Avenue Temple City, California	91780
(Address of Principal Executive Offices)	(Zip Code)

(626) 350-0537

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FLGT	The Nasdaq Stock Market (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2023, the Board of Directors (the “Board”) of the Fulgent Genetics, Inc. (the “Company”) appointed Ms. Regina (“Reggie”) Groves to serve as a member of the Board. Following the appointment of Ms. Groves to the Board, the Company reconstituted its committees as set indicated in the chart below:

Director	Audit	Compensation	Nominating & Governance
Linda Marsh	X	Chair	X
Michael Nohaile	X	X	Chair
Reggie Groves	Chair	X	X

Ms. Groves’ appointment to the Audit Committee of the Board of Directors (the “Audit Committee”) cures the Company’s non-compliance with Nasdaq Stock Market Listing Rule 5605, which requires the Audit Committee to be comprised of a minimum of three independent directors, as was previously disclosed on a Current Report on Form 8-K filed by the Company on November 18, 2022.

Ms. Groves will receive compensation for her service as a member of the Company’s Board in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy filed as Exhibit 10.1 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2022, as may be amended from time to time.

Also, in connection with her appointment to the Board, Ms. Groves entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially the same as the form of indemnification agreement that the Company has entered into with its other directors, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-213469), filed with the SEC on September 2, 2016. The Indemnification Agreement provides that the Company will indemnify the relevant director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as a director.

There are no arrangements or understandings between Ms. Groves and any other persons pursuant to which Ms. Groves was elected as a director of the Company. Ms. Groves will serve as a director of the Company until the next annual meeting of stockholders of the Company or until the earlier of her death, resignation, removal or election or appointment of her successor.

Item 8.01 Other Events.

On January 3, 2022, the Company issued a press release announcing Ms. Groves’ appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Fulgent Genetics, Inc., dated January 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2023	FULGENT GENETICS, INC.

	By:	/s/ Paul Kim
	Name:	Paul Kim
	Title:	Chief Financial Officer